Exhibit 21.1

LIST OF SUBSIDIARIES
Jurisdiction of
	Name of Subsidiary	Organization
1.	BLUELINX CORPORATION	Georgia

2.	BLUELINX FLORIDA LP	Florida

3.	BLUELINX FLORIDA HOLDING NO. 1 INC.	Georgia

4.	BLUELINX FLORIDA HOLDING NO. 2 INC.	Georgia

5.	BLUELINX BUILDING PRODUCTS CANADA LTD.	British Columbia, Canada

6.	BLX REAL ESTATE LLC	Delaware

7.	CEDAR CREEK HOLDINGS, INC.	Delaware

8.	CEDAR CREEK LLC	Delaware

9.	CEDAR CREEK CORP.	Delaware

10.	ASTRO BUILDINGS, INC.	Delaware

11.	LAKE STATES LUMBER, INC.	Minnesota

12.	VENTURE DEVELOPMENT & CONSTRUCTION, LLC	Oklahoma

13.	ABP AL (MIDFIELD) LLC	Delaware

14.	ABP CO II (DENVER) LLC	Delaware

15.	ABP FL (LAKE CITY) LLC	Delaware

16.	ABP FL (MIAMI) LLC	Delaware

17.	ABP FL (PENSACOLA) LLC	Delaware

18.	ABP FL (TAMPA) LLC	Delaware

19.	ABP FL (YULEE) LLC	Delaware

20.	ABP GA (LAWRENCEVILLE) LLC	Delaware

21.	ABP IA (DES MOINES) LLC	Delaware

22.	ABP IL (UNIVERSITY PARK) LLC	Delaware

23.	ABP IN (ELKHART) LLC	Delaware

24.	ABP KY (INDEPENDENCE) LLC	Delaware

25.	ABP LA (NEW ORLEANS) LLC	Delaware

26.	ABP MA (BELLINGHAM) LLC	Delaware

27.	ABP MD (BALTIMORE) LLC	Delaware

28.	ABP ME (PORTLAND) LLC	Delaware

29.	ABP MI (DETROIT) LLC	Delaware

30.	ABP MI (GRAND RAPIDS) LLC	Delaware

31.	ABP MN (MAPLE GROVE) LLC	Delaware

32.	ABP MO (BRIDGETON) LLC	Delaware

33.	ABP MO (KANSAS CITY) LLC	Delaware

34.	ABP MO (SPRINGFIELD) LLC	Delaware

35.	ABP NC (BUTNER) LLC	Delaware

36.	ABP NC (CHARLOTTE) LLC	Delaware

37.	ABP NJ (DENVILLE) LLC	Delaware

38.	ABP NY (YAPHANK) LLC	Delaware

39.	ABP OH (TALMADGE) LLC	Delaware

40.	ABP OK (TULSA) LLC	Delaware

41.	ABP PA (ALLENTOWN) LLC	Delaware

42.	ABP PA (STANTON) LLC	Delaware

43.	ABP SC (CHARLESTON) LLC	Delaware

44.	ABP TN (ERWIN) LLC	Delaware

45.	ABP TN (MEMPHIS) LLC	Delaware

46.	ABP TN (MADISON) LLC	Delaware

47.	ABP TX (SAN ANTONIO) LLC	Delaware

48.	ABP VA (RICHMOND) LLC	Delaware

49.	ABP VA (VIRGINIA BEACH) LLC	Delaware

50.	ABP VT (SHELBURNE) LLC	Delaware

51.	ABP WI (WAUSAU) LLC	Delaware

52.	ELKHART IMH LLC	Georgia

53.	INDUSTRIAL REDEVELOPMENT FUND LLC	Georgia